Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Trio Petroleum Corp. (the “Company”) our report dated January 17, 2025, relating to the financial statements of the Company, which appears in the Annual Report on Form 10-K/A as filed on April 15, 2025.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
September 4, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com